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                                                                   EXHIBIT 10.48

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                    ----------------------------------------

$15,000,000                                              Foster City, California
                                                                  March 26, 1997


     Cell Genesys, Inc., a Delaware corporation ("Company"), for value received, hereby promises to pay to the order of GenPharm International, Inc. ("Holder") in lawful money of the United States at the address of Holder set forth below, the principal sum of Fifteen Million Dollars ($15,000,000), together with interest on the unpaid principal at the rate of seven percent (7%) per annum, payable semi-annually, beginning on September 30, 1997 until the Maturity Date, as defined below. All outstanding principal and interest shall be payable in full on the Maturity Date.

     The Maturity Date shall be September 30, 1998; provided that if the Company does not elect to adjust the Conversion Price (as defined below) as provided in
Section 1.4(a) by providing notice of such election to the Holder no later than February 28, 1998, the Maturity Date shall be March 31, 1998. If the Company does so elect, the Conversion Price (as defined below) shall be adjusted as set forth in Section 1.4(a). The Maturity Date may, at the election of the Holder, be extended as provided in Section 5.
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     If any payment of principal or interest on this Note shall become due on a
Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

     Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Company for cancellation.

     The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

     If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys fees and costs incurred by Holder.

     In addition, the Holder of this Note by acceptance hereof agrees to the following terms and conditions:

1.   CONVERTIBILITY

     1.1  Conversion.  Subject to the provisions of this Note, at any time prior
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to 12:00 p.m., Pacific Time, on the earlier of the Maturity Date or the
Redemption Date, at the option of the Holder

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all or any portion of not less than $90,000 of the outstanding principal amount of this Note and all or any portion of accrued and unpaid interest on this Note shall be converted from time to time into shares of Common Stock of the Company (or such other security into which this Note becomes convertible pursuant to Section 1.4 below, in either case, the "Shares") at a conversion price (the "Conversion Price") equal to $9.00 per share (adjusted as provided in Section
1.4 below).

     1.2  Mechanics of Conversion.  This Note or a specified portion thereof
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shall be converted by the Holder, pursuant to Section 1.1, by surrender of this
Note to the Company at the address set forth below together with a notice of election to convert all or a specified portion of the principal and a specified portion of the accrued and unpaid interest into Shares. If only a specified portion of the Note is so converted, a notation of such amount shall be placed on the Note and the Note shall be returned to the Holder. From and after the date of the surrender, (i) the rights of the Holder of the surrendered Note or the specified portion thereof as such shall (to the extent of such principal amount and any accrued and unpaid interest converted) cease, and (ii) Holder shall be treated for all purposes as the record holder of the Shares into which such principal and/or interest has been converted. The Company shall, as soon as practicable after the conversion issue and deliver to the Holder of the surrendered Note or specified portion thereof, at the address designated by such Holder, a certificate or certificates (issued as of the date of conversion) for the Shares

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into which the principal amount and any accrued and unpaid interest has been converted.

     1.3  Fractional Shares.  No fractional shares shall be issued upon
          -----------------
conversion of the outstanding principal amount of this Note and any accrued and unpaid interest on this Note. In lieu of any fractional shares to which the Holder of this Note would otherwise be entitled, this Company shall pay cash equal to such fraction multiplied by the Conversion Price.

     1.4  Adjustments.
          -----------

     (a)  Adjustment for Extension of Maturity Date.  If the Company elects to
          -----------------------------------------
adjust the Conversion Price and gives notice of such election to Holder no later than February 28, 1998, it shall be adjusted to equal the lower of (x) $9.00 or
(y) 115% of the average of the closing prices of the Shares on the Nasdaq National Market (or such other securities market which is the principal trading market for the Shares) over the 30 trading days immediately preceding February 28, 1998.

     (b)  Equitable Adjustments.  The number of Shares to be issued upon
          ----------------------
conversion of this Note and the Conversion Price shall be equitably adjusted for stock splits, stock dividends, subdivisions, and the like. In the case of any merger, consolidation, sale of all or substantially all of the assets, or similar transaction in which the holders of the Company's Common Stock would receive securities other than Company Common Stock, this Note shall become convertible into the number and kind of securities as the Holder would have received in such transaction in exchange for the shares of Company Common Stock into which this Note was convertible immediately prior to the closing such

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transaction, and the Conversion Price shall be equitably adjusted.

2.   REDEMPTION

     2.1  Redemption.  This Note may be redeemed at any time on or after August
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31, 1997 if the closing price of the Shares on the Nasdaq National Market (or such other securities market which is the principal trading market for the Shares) is at least 130 percent of the Conversion Price on at least 20 of the 30 trading days immediately preceding the date of notice of redemption.

     2.2  Notice of Redemption.  The Company shall, at least 30 days prior to
          --------------------
the date fixed by the Company for redemption (the "Redemption Date"), notify the Holder of such Redemption Date. The notice of redemption shall state:

          (a)  the Redemption Date,
          (b)  the accrued interest to the Redemption Date, and
          (c) that on the Redemption Date the Note will become due and payable, and that interest thereon shall cease to accrue on and after said date. To the extent permitted by applicable law, the Company's notice of redemption shall be irrevocable. The Holder may convert this Note pursuant to Section 1 above at any time prior to 12:00 p.m., Pacific Time, on the Redemption Date. The Holder may extend the Redemption Date as provided in Section 5.

3. NOTE AGREEMENT; SUBORDINATION This Note is issued pursuant to that certain Convertible Note Purchase Agreement of even date between the Company and the Holder (the "Note Agreement") and is subject to the terms thereof. This Note and the indebtedness evidenced hereby is subordinate to any and all Senior Debt, as

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defined in the Note Agreement, on the terms set forth in the Note Agreement and in any subordination agreement entered into pursuant thereto by the Holder, which Senior Debt subordination agreement shall not restrict the Holder from enforcing its rights under this Note even though the Company may be in default under its Senior Debt subordination agreement.

4.   EVENTS OF DEFAULT; ACCELERATION     The occurrence of any of the following
shall constitute an "Event of Default" under this Note:

     (a) The Company shall fail to pay any interest or other payment required under the terms of this Note on the date due and such default is not cured by the Company within five days after the Holder has give the Company notice of such default; or

     (b) The Company shall breach the covenant set forth in Section 7.1 under the Note Agreement; or

     (c) There shall occur any Change of Control of the Company. For purposes of this Section 4, "Change of Control" means any of the following results in the shareholders of the Company, immediately preceding such event (or combination of events), ceasing to hold, by reason of their holding of Company shares before the event, a majority of the voting interest of the Company or the Successor
Company: (i) a merger or consolidation of the Company with another corporation or entity, whether or not the Company is the survivor, (ii) a transfer by the Company of substantially all its operating assets, whether in a single transaction or series of transactions, or (iii) the transfer of a majority of the outstanding voting shares of the Company pursuant to a tender offer or exchange offer, or multiple offers. The

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term "Successor Company" in the preceding sentence means any of (A) a company into which the Company is merged or consolidated resulting in the Change of Control, (B) a company to which the majority of the operating assets of the Company are transferred resulting in the Change of Control, (C) a company which makes an exchange offer resulting in the Change of Control or (D) a company which owns all of the outstanding shares of a company described in clause (A),
(B) or (C); or

     (d) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

     (e) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief

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with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

     Upon the occurrence or existence of an Event of Default (other than an Event of Default referred to in clauses (d) or (e) above) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default referred to in clauses (d) or (e), all outstanding obligations payable by the Company hereunder shall be immediately due and payable with presentation of demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5.   HOLDERS' RIGHT TO EXTEND MATURITY DATE OR REDEMPTION DATE

     Notwithstanding anything to the contrary in this Note, the Holder, by notice to the Company given at least ten days before the Maturity Date or the Redemption Date, as the case may be, may elect to extend the Maturity Date or Redemption Date for such number of days, if any, that during the 30 days immediately prior to such Maturity Date or Redemption Date the Holder was disabled from selling Registrable Securities pursuant to the Registration

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in accordance with Section 5.3 of the Note Agreement by reason of either (i) a notification described in clause (d) of subsection 5.3.3 of the Note Agreement (relating to a deficiency in the prospectus), or (ii) the market stand-off obligations in Section 6.2 of the Note Agreement.

6. NOTICES Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon written confirmation of telex or telecopy or upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Holder             GenPharm International, Inc.
                              855 California Ave., Suite C
                              Palo Alto, CA  94304
                              Attn:  CEO

     Address for payment:     GenPharm International, Inc.
                              855 California Ave., Suite C
                              Palo Alto, CA  94304
                              Attn:  CEO

     If to the Company:       Cell Genesys, Inc.
                              342 Lakeside Drive
                              Foster City, California 94404
                              Attn: President and CEO

Each of the above addresses may change its address for purposes of this paragraph by giving to the other addressee notice in conformance with this paragraph of such new address.

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7.   DEFAULT RATE: USURY.  During any period in which an Event of Default has occurred and is continuing, Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

8. EXPENSES. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action whether or not a lawsuit is actually filed.

9. GOVERNING LAW This Note shall be governed by the laws of the State of California (without giving effect to its conflict of law provisions).

                              CELL GENESYS, INC.

                              By: /s/ Stephen A. Sherwin
                                 ______________________________________

                              Title: President and
                                       Chief Executive Officer

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